Exhibit 99.1


            Lawson Software Reports Fourth Quarter and FY03 Results; Licensing Activity Drives Strong Q4 Revenue Performance

    ST. PAUL, Minn.--(BUSINESS WIRE)--June 26, 2003--Lawson Software, Inc. (Nasdaq:LWSN), today reported total revenues of $90.7 million for its fiscal 2003 fourth quarter ended May 31, 2003, compared with revenues of $107.0 million for its fiscal 2002 fourth quarter. License fee revenues were $26.3 million in the fiscal 2003 fourth quarter, compared with $35.9 million in the fiscal 2002 fourth quarter. Services revenues were $64.4 million in the fiscal 2003 fourth quarter, compared with $71.1 million in the fiscal 2002 fourth quarter.
    On a generally accepted accounting principles (GAAP) basis, the company posted net income of $2.2 million, or $0.02 per diluted share, in the fiscal 2003 fourth quarter. For the fiscal 2002 fourth quarter, net income was $1.1 million or $0.01 per diluted share.
    On a normalized basis, net income was $2.9 million in the fiscal 2003 fourth quarter, or $0.03 per diluted share, compared with net income from normalized operations of $4.1 million, or $0.04 per diluted share, in the fiscal 2002 fourth quarter. Fiscal 2003 fourth quarter normalized operations exclude the benefit from restructuring and lease abandonment adjustments of $383,000 and non-cash expenses of $1.4 million. The restructuring amount represents the adjustment of lease termination expense and severance charges related to previously reported restructuring charges. The non-cash expenses consist of non-cash stock-based compensation and amortization of acquired software and intangibles.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating income (loss) to net income from normalized operations, see the financial table accompanying this news release --"SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NET INCOME FROM NORMALIZED OPERATIONS."
    For the fiscal year ended May 31, 2003, on a GAAP basis, the company posted a net loss of $3.8 million, or a loss of $0.04 per diluted share, on total revenues of $344.3 million, compared with net income of $8.4 million, or a loss of $0.27 per diluted share, on total revenues of $428.3 million in fiscal year 2002. Fiscal 2002 net income applicable to common shareholders was reduced by a $30 million non-cash charge associated with the conversion of the company's preferred stock to shares of common stock in 2001. The non-cash charge adversely affected net income per share, but had no impact on net income.
    For the fiscal year ended May 31, 2003, on a normalized basis, net income was $3.8 million, or $0.04 per diluted share, compared with net income from normalized operations of $18.3 million, or $0.19 per diluted share, in fiscal 2002. Fiscal 2003 normalized operations exclude a restructuring charge of $6.0 million and special charges or non-cash expenses of $6.5 million. The restructuring charge consists primarily of severance payments and charges related to the consolidation of training facilities. The special charges or non-cash expenses consist of non-cash stock-based compensation, amortization of acquired software and intangibles, and lease abandonment charges related to Lawson's former corporate headquarters.
    The company's cash, cash equivalents and marketable securities increased to $260.5 million at May 31, 2003, from $249.2 million at Feb. 28, 2003.
    Days sales outstanding (DSO) were reduced to 62 during the fourth quarter, compared with 70 in the fiscal 2003 third quarter and 80 in the second quarter, reflecting Lawson's continued strong focus on receivables throughout the quarter.

    Fourth Quarter Performance

    "Total revenues in the quarter were strong, driven by software licensing," said Jay Coughlan, Lawson president and chief executive officer. "We also continued to manage costs and expenses effectively and generated strong cash flow for the third consecutive quarter. More importantly, our fourth quarter results demonstrate our successful execution of delivering deep vertical functionality to the industries we serve. Although recent industry events have created speculation and confusion in the software marketplace, Lawson is not distracted from our strategy of focusing on the services sector. In fact, we see opportunity resulting from Lawson's differentiation from our competitors, big or small. As our results show, this strategy is absolutely on target and we remain 100-percent focused on meeting the needs of our customers. The many new customers we add each quarter validate that Lawson presents a very strong and compelling choice in today's enterprise software market."
    The company signed 184 deals in the quarter. Of total licensing activity in the fiscal 2003 fourth quarter, 47.5 percent came from new customers and 52.5 percent from existing customers.
    During the quarter, the company signed 28 new customers at an average selling price of $571,000, compared with 18 new customers at an average selling price of $442,000 in the prior quarter. The company signed five software licensing agreements valued at more than $1 million. Significant or strategic wins included: Healthcare - Catholic Health East, Mayo Clinic and Baptist Memorial Health Care Corporation; Retail - COOP Sweden AB and New Look Retailers; and IT services divisions - Northrop Grumman Information Technology, which licensed Lawson's Services Automation suite.

    Conference Call and Webcast

    Lawson will host a conference call to discuss the company's results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) June 26. Interested parties may listen to the call by dialing 888-809-8967 (passcode Lawson 626) and international callers 1-210-839-8501. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through 5 p.m. Central time Thursday, July 3. The replay number is 800-814-6748 and international 1-402-280-1641. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business process software solutions that help services organizations in the healthcare, retail, professional services, public sector, financial services, and other strategic markets achieve competitive advantage. Lawson's solutions include enterprise performance management, distribution, financials, human resources, procurement, merchandising and services automation. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements, including statements made by Mr. Coughlan, contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: a decline in general economic conditions; uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                              UNAUDITED
                            (in thousands)
                                                    May 31,   May 31,
                                                     2003      2002
                                                   --------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                        $153,071   $73,148
  Marketable securities                             102,266   143,000
  Trade accounts receivable, net                     62,433   100,661
  Other current assets                               34,122    33,815
                                                   --------- ---------
     Total current assets                           351,892   350,624

Long-term marketable securities                       5,175    13,719
Property and equipment, net                          21,364    26,092
Goodwill and other intangible assets, net            43,943    38,155
Other assets                                          9,835     7,878
                                                   --------- ---------
     Total assets                                  $432,209  $436,468
                                                   ========= =========

LIABILITIES, MANDATORILY REDEEMABLE COMMON STOCK
 AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                    $896    $1,225
  Accounts payable and other accrued liabilities     51,096    58,623
  Deferred revenue and customer deposits             86,642    86,676
                                                   --------- ---------
     Total current liabilities                      138,634   146,524

Long-term debt, less current portion                    255       904
Other long-term liabilities                           3,921     3,182
                                                   --------- ---------
     Total liabilities                              142,810   150,610
                                                   --------- ---------

Commitments and contingencies
Mandatorily redeemable common stock, at redemption
 value                                                    -       374
                                                   --------- ---------
Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,058     1,020
 Additional paid-in capital                         309,637   298,048
 Treasury stock, at cost                            (28,824)  (16,974)
 Deferred stock-based compensation                   (3,117)   (8,329)
 Retained earnings                                    9,480    13,305
 Accumulated other comprehensive gain (loss)          1,165    (1,212)
 Adjustment for mandatorily redeemable common stock       -      (374)
                                                   --------- ---------
     Total stockholders' equity                     289,399   285,484
                                                   --------- ---------
     Total liabilities, mandatorily redeemable
      common stock and stockholders' equity        $432,209  $436,468
                                                   ========= =========

                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)


                                    Three Months      Twelve Months
                                        Ended             Ended
                                  ----------------- ------------------
                                  May 31,  May 31,  May 31,   May 31,
                                    2003     2002     2003     2002
                                  -------- -------- -------- ---------
Revenues:
 License fees                     $26,271  $35,905  $77,614  $150,243
 Services                          64,388   71,080  266,704   278,093
                                  -------- -------- -------- ---------
    Total revenues                 90,659  106,985  344,318   428,336
Cost of revenues:
 Cost of license fees               4,479    5,969   14,367    30,864
 Cost of services                  34,021   39,665  141,717   153,790
                                  -------- -------- -------- ---------
    Total cost of revenues         38,500   45,634  156,084   184,654

    Gross profit                   52,159   61,351  188,234   243,682
Operating expenses:
 Research and development          15,227   16,634   59,115    66,897
 Sales and marketing               25,697   32,468  102,963   124,630
 General and administrative         8,778    8,128   29,972    32,083
 Other general expenses                 -        -        -       655
 Restructuring charges               (258)   3,258    6,035     3,258
 Amortization of acquired
  intangibles                         223       68      877       622
                                  -------- -------- -------- ---------
    Total operating expenses       49,667   60,556  198,962   228,145
                                  -------- -------- -------- ---------
Operating income (loss)             2,492      795  (10,728)   15,537
Other income (expense):
 Interest income                    1,194    1,093    4,591     2,795
 Interest expense                     (23)     (54)    (134)   (2,047)
 Early extinguishment of debt
  expense                               -        -        -    (2,321)
                                  -------- -------- -------- ---------
    Total other income (expense)    1,171    1,039    4,457    (1,573)

Income (loss) before income taxes   3,663    1,834   (6,271)   13,964
Provision (benefit) for income
 taxes                              1,428      734   (2,446)    5,586
                                  -------- -------- -------- ---------
Net income (loss)                  $2,235   $1,100  $(3,825)   $8,378
                                  ======== ======== ======== =========


Net income (loss) per share:
 Basic  (1)                         $0.02    $0.01   $(0.04)   $(0.27)
                                  ======== ======== ======== =========
 Diluted  (1)                       $0.02    $0.01   $(0.04)   $(0.27)
                                  ======== ======== ======== =========
Shares used in computing net
 income (loss) per share:
 Basic                             97,949   94,655   98,165    79,630
                                  ======== ======== ======== =========
 Diluted                          103,341  105,469   98,165    79,630
                                  ======== ======== ======== =========


(1) Fiscal 2002 net income applicable to common shareholders was reduced by a $30.0 million non-cash charge associated with the conversion of the company's preferred stock to shares of common stock in February 2001. The non-cash charge adversely affected basic and fully diluted net income per share, but had no impact on net income. See supplementary information for normalized per share calculations.

  SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME
      (LOSS) TO NET INCOME FROM NORMALIZED OPERATIONS (UNAUDITED)

We provide normalized financial measures as additional information for our operating results. We believe that this presentation of operating results, when used in conjunction with GAAP measurements, provides useful information to investors regarding financial and business trends relating to our results from ongoing operations. Normalized operations are the internal measure of profitability used by our management to judge operating performance as they exclude certain expenses and non-cash charges that are included in GAAP results but do not represent ongoing operational performance such as non-cash expenses for stock-based compensation, restructuring and lease abandonment expenses, business process improvement initiatives relative to our IPO, and amortization of software and intangibles related to acquisitions. Normalized operating results are not determined in accordance with generally accepted accounting principles
(GAAP) and should not be considered in isolation or as an alternative to measures of operating performance determined in accordance with GAAP. Additionally, Lawson's calculation of normalized net income or loss may not be comparable to similarly titled measures of other companies. Audited financial statements appear in Lawson's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                    Three Months      Twelve Months
                                        Ended              Ended
                                  ----------------- ------------------
                                  May 31,  May 31,   May 31,  May 31,
                                    2003     2002     2003      2002
                                  -------- -------- --------- --------

GAAP Operating income (loss):      $2,492     $795  $(10,728) $15,537
    Adjustments:
        Restructuring charges
         (adjustment)                (258)   3,258     6,035    3,258
        Non-cash stock-based
         compensation                 832    1,273     3,562    8,554
        Business process
         improvement initiative
         expense                        -        -         -      655
        Lease abandonment expense
         (adjustment)                (125)     215       551      215
        Software and intangible
         amortization related to
         Account4, Keyola and
         Armature acquisitions        604      277     2,372    1,510
                                  -------- -------- --------- --------
Operating income from normalized
 operations                         3,545    5,818     1,792   29,729
        Total other income (1)      1,171    1,039     4,457      748
                                  -------- -------- --------- --------
Income before income taxes from
 normalized  operations             4,716    6,857     6,249   30,477
        Provision for income taxes  1,839    2,743     2,437   12,191
                                  -------- -------- --------- --------
Net income from normalized
 operations                        $2,877   $4,114    $3,812  $18,286
                                  ======== ======== ========= ========

Net income per share from
 normalized operations:  (2)
 Basic                              $0.03    $0.04     $0.04    $0.23
                                  ======== ======== ========= ========
 Diluted                            $0.03    $0.04     $0.04    $0.19
                                  ======== ======== ========= ========

Shares used in computing net
 income per share from normalized
 operations:
 Basic                             97,949   94,655    98,165   79,630
                                  ======== ======== ========= ========
 Diluted                          103,341  105,469   103,713   98,521
                                  ======== ======== ========= ========


    (1) Fiscal 2002 periods exclude $2.3 million of early extinguishment of debt expense.
    (2) Fiscal 2002 periods exclude approximately $30.0 million of non-cash charges associated with the conversion of the company's preferred stock to shares of common stock in the third quarter.

    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651/767-4766
             terry.blake@lawson.com
             or
             Investor and analyst contact:
             Barbara Doyle, 651/767-4385
             barbara.doyle@lawson.com